As filed with the Securities and Exchange Commission on March 20, 2013

Registration No. _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPHERIX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	8734	52-0849320
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

7927 Jones Branch Drive, Suite 3125
Tysons Corner, VA 22102
(703) 992-9260
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert L. Clayton
Chief Financial Officer
7927 Jones Branch Drive, Suite 3125
Tysons Corner, VA 22102
 (703) 992-9260
 (Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Tara Guarneri-Ferrara Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 Telephone: (212) 930-9700 Facsimile: (212) 930-9725	James E. Baker, Jr. Baxter, Baker, Sidle, Conn & Jones, P.A. 120 E. Baltimore Street, Suite 2100 Baltimore, MD 21202 Telephone: (410) 385-8122 Facsimile: (410) 230-3801

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

[ ] Large accelerated filer	[ ] Non-accelerated filer (Do not check if a smaller reporting company)
[ ] Accelerated filer	[X] Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $.0001 par value per share	—	—	—	—
Preferred Stock, $.0001 par value per share	—	—	—	—
Warrants	—	—	—	—
Units (4)	—	—	—	—
Total	—	—	$50,000,000	$$6,820.00

(1)             There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock; such indeterminate number of warrants to purchase common stock, preferred stock, and/or units; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $50,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, and warrants as may be issued upon conversion of or exchange for preferred stock, upon exercise of warrants; or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)             The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3, as amended.

(3) Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

(4) Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 20, 2013

SPHERIX INCORPORATED

$50,000,000

Common Stock
Preferred Stock
Warrants
Units

    We may offer and sell, from time to time in one or more offerings, any combination of securities that we describe in this prospectus having an aggregate initial offering price of up to $50,000,000.  We may also offer common stock or preferred stock upon exercise of warrants; and common stock upon conversion of preferred stock or exercise of warrants.

    We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

    Our common stock is traded on The NASDAQ Capital Market under the symbol “SPEX.”  On March 19, 2013, the last reported sale price of our common stock on The NASDAQ Capital Market was $11.50. The applicable prospectus supplement will contain information, where applicable, as to any listing, if any, on The NASDAQ Capital Market or any other securities market or other exchange covered by the applicable prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES VARIOUS RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in an accompanying prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is   _______________.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate initial offering price of $50,000,000.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described in the prospectus we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any accompanying prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement. You should carefully read both this prospectus and any accompanying  prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, accompanying prospectus supplements and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus.

This prospectus and any accompanying prospectus supplement, free writing prospectus or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, of which this prospectus is a part, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement, free writing prospectus or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or any sale of a security.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Spherix,” the “Company,” “we,” “us” and “our” to refer to Spherix Incorporated.

SUMMARY

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

Spherix Incorporated

We were organized as a Delaware corporation in 1967.  Our principal segments have been through our subsidiaries, Biospherics Incorporated, through which we conduct our biotechnology research and development business, and Spherix Consulting, Inc., though we which conducted our technical and regulatory consulting business.

       In November, 2012, following completion of a private placement offering, we expanded our Board of Directors and agreed to re-examine our business strategies and explore strategic alternatives.  It was agreed that this effort could result in the divestiture or winding down of certain businesses and the possible entry into a new, not yet identified business, including potential expansion via acquisitions.

On December 3, 2012, we sold all of the stock of Spherix Consulting, Inc.  In connection with this sale, Dr. Claire Kruger resigned as a member of our board of directors and terminated her employment with us to join Spherix Consulting, Inc.  Accordingly, at present, our sole business is our biotechnology research and development unit.  Pending further examination of our strategic alternatives, we are deferring any substantial financial commitments in our Biospherics unit.  We are actively seeking to enter into a new, not yet identified business, likely via acquisition.

In early 2013 the Company created a new wholly-owned subsidiary, Nuta Technology Corp. (“Nuta”), organized under the laws of the state of Virginia with its principal offices in Tysons Corner, Virginia.

        On February 15, 2013, our wholly-owned subsidiary Nuta, entered into a non-binding letter of intent to acquire 100% of the outstanding stock of a company which owns various patents and licenses covering various aspects of wireless communications.  The Company is currently conducting due diligence.  If the transaction is completed, the Company may seek to engage in commercialization activities related to the inventions that are the subject of the patents acquired.

        Our principal executive offices are located at 7927 Jones Branch Drive, Suite 3125, Tysons Corner, VA 22102, and our telephone number is (703) 992-9260.

        Our common stock trades on the NASDAQ Capital Market system under the symbol SPEX.

Biotechnology Segment

Biospherics has been active in efforts to develop pharmaceuticals.  Our strategy to achieve this development has been to:

•	utilize our clinical development experience to manage and drive drug candidates through the clinical development process to approval;
•	identify and explore licensing and partnership opportunities for drug candidates;
•	seek to acquire medically important drug candidates in early-stage to mid-stage clinical development; and
•	commercialize our drug candidates, either alone or more likely in partnership

We previously conducted a Phase 3 trial to determine efficacy of D-tagatose as a treatment for Type 2 diabetes and a Phase 2 Dose Range trial to evaluate the effectiveness of lower doses of D-tagatose in treating Type 2 diabetes.  In spite of favorable Phase 3 and Phase 2 results, in 2010 we determined that continued development of D-tagatose as a treatment for Type 2 diabetes required the involvement of a pharma partner with the resources needed to fund the rest of the development and bring it to market.  We actively sought a pharma partner, but were not successful.  We are no longer expending any significant resources in this search, but will continue to be open to any appropriate partnership arrangement.  In addition, the patents have now expired, which may further limit our ability to attract a partner.

More recently, we focused our studies on treating high triglycerides and other dyslipidemias with a combination of D-tagatose and SPX106, a licensed drug compound, which combination is referred to as SPX106T.  High triglyceride levels are sometimes a symptom of conditions associated with heart disease such as obesity and metabolic syndrome, which is a condition associated with elevated glucose levels as well as excess fat around the waist, high blood pressure, high triglycerides, low HDL cholesterol, and other dyslipidemias.

As we are re-examining our business strategies and strategic alternatives, we have been deferring any substantial financial commitments in furtherance of our pharmaceutical development activities.

License

Biospherics and the University of Kentucky Research Foundation (‘UKRF”) have entered into a License Agreement pursuant to which UKRF has granted Biospherics an exclusive worldwide license to commercialize certain compounds including SPX106.  Upon commercialization, UKRF is entitled to royalties generally equal to 3% of net sales.  UKRF has the right to terminate the license agreement if Biospherics fails to continue its commercialization efforts.

Patents

The following patent is pending:

Title	Filing Date	Status
D-Tagatose-Based Compositions And Methods For Preventing And Treating Atherosclerosis, Metabolic Syndrome And Symptoms Thereof	November 4, 2009	Pending*

*Licensed from the UKRF

        We have also filed two provisional patent applications covering our SPX106T technology, and methods of treatment for various indications using these compounds and compositions.  A third provisional patent application covering our SPX100 technology is directed to potential therapies related to pelvic and bladder conditions.

In addition to our patent position, we rely on the common law protection of such information as trade secrets and on confidentiality agreements to protect the value of these assets.

Trademarks

We have trademarked “Biospherics.”

Competition

Competitors of Biospherics are numerous and include, among others, major pharmaceutical, chemical, consumer, and biotechnology companies; specialized firms; universities and other research institutions.  Our competitors may succeed in developing technologies and products that are more effective than any that are being developed by us, and that could render our technology and potential products obsolete and noncompetitive.  Many of these competitors have substantially greater financial and technical resources and production and marketing capabilities.  In the triglyceride market, the main categories of pharmaceutical agents include: fenofibrates (Tricor®, gemfibrozil, generics) with global sales of $2.2 billion; niacin-based agents (with sales of $1 billion globally) and the Omega-2 oil products (Lovasa®/GSK) with prescription sales approaching $1 billion globally.  If D-tagatose should be approved as a treatment for Type 2 diabetes, our major competitor as a monotherapy in the treatment of Type 2 diabetes will be metformin, which generated almost 50 million prescriptions in the U.S. market in 2009.

RISK FACTORS

    Investment in any securities offered pursuant to this prospectus involves risks.  Before making an investment decision, you should carefully consider the specific risks described under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, which we have incorporated herein by reference.  Each of the risks described in these headings could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment.  For more information, see “Where You Can Find More Information.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

    Forward-looking statements in this prospectus, including without limitation, statements related to Spherix Incorporated’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) Spherix Incorporated’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of Spherix Incorporated; (ii) Spherix Incorporated’s plans and results of operations will be affected by Spherix Incorporated’s ability to manage growth and competition; and (iii) other risks and uncertainties indicated from time to time in Spherix Incorporated’s filings with the Securities and Exchange Commission.

    In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential,’’ or ‘‘continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We are under no duty to update any of the forward-looking statements after the date of this report.

    Factors that might affect our forward-looking statements include, among other things:

●	overall economic and business conditions;

●	the demand for our goods and services;

●	competitive factors in the industries in which we compete;
●	changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations);

●	the outcome of litigation and governmental proceedings;

●	interest rate fluctuations and other changes in borrowing costs;

●	other capital market conditions, including availability of funding sources; and

●	potential impairment of our indefinite-lived intangible assets and/or our long-lived assets.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities described herein.  Except as described in any accompanying prospectus supplement, we currently intend to use the net proceeds from this offering for general corporate purposes.  Pending their application, we expect to invest the net proceeds in investment-grade, interest-bearing instruments.

Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

Until we use the net proceeds of an offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not determined the amount or timing of the expenditures listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from an offering.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

THE SECURITIES WE MAY OFFER

We may offer any of the following securities from time to time:

	shares of our common stock;

	shares of our preferred stock;

	warrants to purchase shares of our preferred stock or common stock; or

	any combination of our common stock, preferred stock, or warrants.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.  This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock.    We may offer shares of our common stock.  Our common stock is traded on The NASDAQ Capital Market under the symbol “SPEX.”

Preferred Stock.    We may offer our preferred stock in one or more series.  For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

Warrants.    We may offer warrants to purchase our common stock and preferred stock.  For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms.  We may issue the warrants under warrant agreements between us and one or more warrant agents.

Units.    We may offer units comprised of our common stock, preferred stock and warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any accompanying prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any accompanying prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The accompanying prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

 This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
 General

The following description of common stock and preferred stock, together with the additional information we include in any accompanying prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended, and which may be further amended from time to time, by certificates of designation for preferred stock, and our bylaws, as amended from time to time. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement.

Under our certificate of incorporation, we have 55,000,000 shares of authorized capital stock, of which 50,000,000 shares have been classified as common stock, $0.0001 par value per share, and 5,000,000 shares have been classified as preferred stock, $0.0001 par value per share.  As of March 19, 2013, there were 813,713 shares of common stock outstanding, one (1) share of Series B Convertible Preferred Stock outstanding; and 229,337 shares of Series C Convertible Preferred Stock outstanding.

Common Stock

Subject to the rights of the preferred stock, holders of common stock are entitled to receive such dividends as are declared by our board of directors out of funds legally available for the payment of dividends.  We presently intend to retain any earnings to fund the development of our business.  Accordingly, we do not anticipate paying any dividends on our common stock for the foreseeable future.  Any future determination as to declaration and payment of dividends will be made at the discretion of our board of directors.

In the event of the liquidation, dissolution, or winding up of the Company, each outstanding share of our common stock will be entitled to share equally in any of our assets remaining after payment of or provision for our debts and other liabilities.

Holders of common stock are entitled to one vote per share on matters to be voted upon by stockholders.  There is no cumulative voting for the election of directors, which means that the holders of shares entitled to exercise more than fifty percent (50%) of the voting rights in the election of directors are able to elect all of the directors.

Holders of common stock have no preemptive rights to subscribe for or to purchase any additional shares of common stock or other obligations convertible into shares of common stock which we may issue after the date of this prospectus.

All of the outstanding shares of common stock are fully paid and non-assessable.  Holders of our common stock are not liable for further calls or assessments.

The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our certificate of incorporation authorizes 5,000,000 shares of preferred stock.  Our board of directors is authorized, without further stockholder action, to establish various series of such preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares.  Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock.

One of the effects of the preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the management.

Series A Preferred Stock

Our board of directors has designated 500,000 shares of our preferred stock as Series A Participating Preferred Stock.

On January 1, 2013, we adopted a stockholder rights plan in which rights to purchase shares of Series A Participating Preferred Stock (“Series A Preferred Stock”) were distributed as a dividend at the rate of one right for each share of common stock.  The rights are designed to guard against partial tender offers and other abusive and coercive tactics that might be used in an attempt to gain control of Spherix or to deprive our stockholders of their interest in the long-term value of Spherix.  These rights seek to achieve these goals by forcing a potential acquirer to negotiate with our board of directors (or go to court to try to force the Board of Directors to redeem the rights), because only the Board of Directors can redeem the rights and allow the potential acquirer to acquire our shares without suffering very significant dilution.  However, these rights also could deter or prevent transactions that stockholders deem to be in their interests, and could reduce the price that investors or an acquirer might be willing to pay in the future for shares of our common stock.

Each right entitles the registered holder to purchase one one-hundredth of a share (a “Unit”) of our Series A Preferred Stock.  Each Unit of Series A Preferred Stock will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock.  In the event of liquidation, the holders of the Units of Series A Preferred Stock will be entitled to an aggregate payment of 100 times the payment made per share of common stock.  Each Unit of Series A Preferred Stock will have 100 votes, voting together with the common stock.  Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Unit of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of common stock.  These rights are protected by customary anti-dilution provisions.

The rights will be exercisable only if a person or group acquires ten percent (10%) or more of our common stock (subject to certain exceptions stated in the plan) or announces a tender offer the consummation of which would result in ownership by a person or group of ten percent (10%) or more of our common stock.  Our board of directors may redeem the rights at a price of $.001 per right.  The rights will expire at the close of business on December 31, 2017 unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by Spherix.

Series B Convertible Preferred Stock

In connection with an offering of securities, which we closed in October 2010, we created a Series B Convertible Preferred Stock.  All shares of Series B Convertible Preferred Stock issued in the offering have been converted to common stock except for one (1) outstanding share of Series B Convertible Preferred Stock.

The Series B Convertible Preferred Stock is convertible at the option of the holder at any time into shares of our common stock at a conversion ratio determined by dividing the stated value of the convertible preferred stock, or $1,000, by a conversion price of $250 per share.  The conversion price is subject to adjustment in the case of stock splits, stock dividends, combination of shares and similar recapitalization transactions.  The conversion price may also be subject to adjustment if we issue rights, options or warrants to all holders of our common stock entitling them to subscribe for or purchase shares of our common stock at a price per share less than the daily volume weighted average price of our common stock, if we distribute evidences of our indebtedness or assets or rights or warrants to subscribe for or purchase any security to all holders of our common stock, or if we consummate a fundamental corporate transaction such as a merger or consolidation, sale or other disposition of all or substantially all of our assets, or an exchange or tender offer accepted by the holders of 50% or more of our outstanding common stock.  Subject to limited exceptions, a holder of shares of Series B Convertible Preferred Stock will not have the right to convert any portion of its Series B Convertible Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

The Series B Convertible Preferred Stock is entitled to receive dividends (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock.

Except as required by law, holders of our Series B Convertible Preferred Stock are generally not entitled to voting rights.

Series C Convertible Preferred Stock

       On March 6, 2013, Spherix Incorporated (the “Company”), and certain  investors that participated in the November 2012 private placement transaction (“Investors”), entered into separate Warrant Exchange Agreements pursuant to which the Investors exchanged common stock purchase warrants acquired in the private placement transaction for shares of the Company’s Series C Convertible Preferred Stock.  Each share of Series C Convertible Preferred Stock is convertible into one (1) share of common stock at the option of the holder.  The Series C Convertible Preferred Stock was established on March 5, 2013 by the filing in the State of Delaware of a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (“Certificate of Designation”).

       Warrants were issued in November 2012 for an aggregate of 483,657 shares of common stock.  The Warrants were exercisable through November 7, 2017 at an exercise price of $6.53 per share.

       Pursuant to the Warrant Exchange Agreements, the Investors received in exchange for their warrants an aggregate of 229,337 shares of the Series C Convertible Preferred Stock, each of which is convertible into one (1) share of common stock.  This is the same number of shares of common stock that would have been  issued upon a “cashless exercise” of the exchanged warrants, as permitted by the terms of the warrants, based on the one-day volume weighted average price of the Company’s common stock on February 28, 2013 of $12.6439 as reported by Bloomberg.  The Company has agreed to register the shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock on the same basis as the shares of common stock issued in the November 2012 private placement transaction.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC, whose address is 59 Maiden Lane, Plaza Level, New York, NY 10038.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “SPEX”.  We have not applied to list our common stock on any other exchange or quotation system.

Limitations on Directors’ Liability

Our certificate of incorporation and bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law.

In addition, as permitted by Delaware law, our certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of the director’s fiduciary duty as a director.  The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of the director’s fiduciary duty as a director, except that a director will be personally liable for:

•	any breach of his or her duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or
•	any transaction from which the director derived an improper personal benefit.

This provision does not affect a director’s liability under the federal securities laws.

To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our certificate of incorporation or Delaware law against liabilities arising under the Securities Act of 1933, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Provisions of Our Certificate of Incorporation and Delaware Law that May Have an Anti-Takeover Effect

Certain provisions set forth in our certificate of incorporation and Delaware law, which are summarized below, may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in the stockholder’s best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Delaware Takeover Statute

Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a person of three years following the date that such stockholder became an interested stockholder, unless:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;  or

•
on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;  or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and persons controlling us, we understand that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and may therefore be unenforceable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and warrant holders or a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

	the title of the warrants;

	the price or prices at which the warrants will be issued;

	the designation, amount and terms of the securities for which the warrants are exercisable;

	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

	the aggregate number of warrants;

	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;


the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, and whether the exercise price must be paid in cash and whether the exercise price may be paid in additional securities or by other “cashless” means, and conditions for such exercises;

	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

	the maximum or minimum number of warrants that may be exercised at any time;

	information with respect to book-entry procedures, if any; and

	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

	any unit agreement under which the units will be issued;

	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

	directly to one or more purchasers;

	through agents;

	to or through underwriters, brokers or dealers;

	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus, include, without limitation, through:

	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:


enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us, as applicable, to close out its short positions;


enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or


loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

	any delayed delivery arrangements;

	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

	any discounts or concessions allowed or reallowed or paid to dealers; and

	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

	at a fixed price or prices, which may be changed;

	at market prices prevailing at the time of sale;

	at prices related to the prevailing market prices; or

	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is listed on The NASDAQ Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock, debt or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Baxter, Baker, Sidle, Conn & Jones, P.A.

EXPERTS

       The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

       We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

       We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.Spherix.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on March 20, 2013

	Our Current Report on Form 8-K filed with the SEC on January 30, 2013;
	Our Current Report on Form 8-K filed with the SEC on February 7, 2013;
	Our Current Report on Form 8-K filed with the SEC on February 22, 2013;
	Our Current Report on Form 8-K filed with the SEC on February 28, 2013;
	Our Current Report on Form 8-K/A filed with the SEC on March 4, 2013;
	Our Current Report on Form 8-K filed with the SEC on March 4, 2013;
	Our Current Report on Form 8-K filed with the SEC on March 7, 2013;

	The description of our capital stock that is contained in our Registration Statement on Form 8-A, filed with the SEC on January 30, 2013;

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Spherix Incorporated, 7927 Jones Branch Drive, Suite 3125, Tysons Corner, VA 22102 Attn: Chief Financial Officer, (703) 992-9260.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

       The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by us (the “Registrant” or the “Company”).  All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$6,820
Legal fees and expenses	$15,000
Accounting fees and expenses	$15,000
Miscellaneous fees and expenses	$8,180
Total	$45,000

Item 15.  Indemnification of Officers and Directors.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Item 16.  Exhibits.

1.1*	Form of Underwriting Agreement
3.1	Certificate of Incorporation and Bylaws of the Company (incorporated by reference to the Company’s Annual Proxy Statement for meeting held on May 15, 1992, as filed with the Commission)
3.2
Certificates of Amendment of the Company (incorporated by reference to the Company’s Proxy Statement for its May 1996, May 2000, May 2001, November 2011, and August 2012 annual meetings, as well as the Company’s Information Statement filed November 26, 2012 and the Company Current Report on Form 8-K filed December 17, 2012, all as filed with the Commission)

3.3	Certificate of Amendment filed November 28, 2011 (incorporated by reference to Form 8-K filed December 15, 2011)
3.4	Certificate of Amendment filed September 21, 2012 (incorporated by reference to Form 8-K filed September 21, 2012)
3.5	Certificate of Amendment filed December 17, 2012 (incorporated by reference to Form 8-K filed December 17, 2012)
3.6	Amended and Restated By-Laws of Spherix Incorporated (incorporated by reference to Form 8-K filed November 23, 2009)
5.1	Opinion of Baxter, Baker, Sidle, Conn & Jones, P.A.
23.1	Consent of Grant Thornton LLP
23.2	Consent of Baxter, Baker, Sidle, Conn & Jones, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this Form S-3
*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof .

 (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tysons Corner, State of Virginia, on March 20, 2013.

SPHERIX INCORPORATED

By:	/s/ Harvey J. Kesner
Harvey J. Kesner
Director and interim Chief Executive
Officer

By:	/s/ Robert L. Clayton
Robert L. Clayton
Chief Financial Officer, Treasurer and
Corporate Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Lodder and Robert L. Clayton  his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ Douglas T. Brown	Director	March 20, 2013
Douglas T. Brown

/s/ Robert L. Clayton	CFO, Treasurer and	March 20, 2013
Robert L. Clayton	Corporate Secretary

/s/ Edward M. Karr	Director	March 20, 2013
Edward M. Karr

/s/ Harvey J. Kesner	Director and interim Chief	March 20, 2013
Harvey J. Kesner	Executive Officer

/s/ Robert J. Vander Zanden	Chairman of the Board	March 20, 2013
Robert J. Vander Zanden

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement
3.1	Certificate of Incorporation and Bylaws of the Company (incorporated by reference to the Company’s Annual Proxy Statement for meeting held on May 15, 1992, as filed with the Commission)
3.2
Certificates of Amendment of the Company (incorporated by reference to the Company’s Proxy Statement for its May 1996, May 2000, May 2001, November 2011, and August 2012 annual meetings, as well as the Company’s Information Statement filed November 26, 2012 and the Company Current Report on Form 8-K filed December 17, 2012, all as filed with the Commission)

3.3	Certificate of Amendment filed November 28, 2011 (incorporated by reference to Form 8-K filed December 15, 2011)
3.4	Certificate of Amendment filed September 21, 2012 (incorporated by reference to Form 8-K filed September 21, 2012)
3.5	Certificate of Amendment filed December 17, 2012 (incorporated by reference to Form 8-K filed December 17, 2012)
3.6	Amended and Restated By-Laws of Spherix Incorporated (incorporated by reference to Form 8-K filed November 23, 2009)
5.1	Opinion of Baxter, Baker, Sidle, Conn & Jones, P.A.
23.1	Consent of Grant Thornton LLP
23.2	Consent of Baxter, Baker, Sidle, Conn & Jones, P.A .(included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this Form S-3